UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2019

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2019, TTEC Holdings, Inc. (the “Company”), through its subsidiary TTEC Services Corporation (“TSC”), acquired 70% of the outstanding membership interests in First Call Resolution, LLC (“FCR”), an Oregon limited liability company (the “Transaction”).  FCR is a customer care, social networking and business process solutions service provider with approximately 2,000 employees based in the United States.  For its interest in FCR, TSC paid cash consideration at closing in the amount of $104.2 million and, in 2021, anticipates paying up to an additional $10.9 million in earn-out consideration, based on FCR’s performance during the fiscal year ending December 31, 2020.  The Transaction is subject to customary representations and warranties, holdbacks, and working capital adjustments as further described in the definitive agreements for the Transaction.

As of the closing of the Transaction, Ortana Holdings, LLC, an Oregon limited liability company (“Ortana”), owned by the FCR founders, will continue to hold the remaining 30% membership interest in FCR (“Remaining Interest”).  Between January 31, and December 31, 2023, Ortana shall have an option to sell to TSC and TSC shall have an option to purchase from Ortana the Remaining Interest at a purchase price equal to a multiple of FCR’s adjusted EBITDA for the period ending December 31, 2022.  As condition to closing, FCR’s founders agreed to continue their affiliation with FCR at least through 2023, and not to compete with the Company for a period of four years after the disposition of the Remaining Interest.

The foregoing description is qualified in its entirety by reference to a definitive membership interest purchase agreement, a copy of which is attached hereto.

Item 7.01. Regulation FD Disclosure.

On October 28, 2019, the Company issued a press release announcing its acquisition of FCR. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information, including the press release attached hereto, furnished under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.99

Membership Interest Purchase Agreement, dated October 26, 2019, by and among Ortana Holdings, LLC, an Oregon limited liability company, First Call Resolution, LLC, an Oregon limited liability company, John Stadter, Matthew Achak, and TTEC Services Corporation, a Colorado corporation.

99.1	Press Release dated October 28, 2019 announcing the Company’s acquisition of a 70% membership interest in First Call Resolution, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc. (Registrant)

Date: October 28, 2019	By:	/s/ Margaret B. McLean
Margaret B. McLean, General Counsel